Exhibit 99.1

CONTACT: Investor Relations	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES THIRD QUARTER 2011 RESULTS

Third Quarter 2011 Highlights

•	Earnings of $41.0 million or $0.43 per diluted common share
•	Total financing spreads averaged 1.47%
•	Book value increased $0.04 to $12.50 per common share
•	Raised $54 million in new equity capital
•	Increased investment portfolio by $816 million to $12.24 billion
•	Portfolio leverage ended the quarter at 8.2 times long-term investment capital
•	Incentive compensation, salaries and benefits and other general and administrative expense as a percentage of long-term investment capital averaged 1.16%

DALLAS – October 26, 2011 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today reported net income of $41,003,000 or $0.43 per diluted common share for the quarter ended September 30, 2011. This compares to net income of $42,541,000 or $0.48 per diluted common share for the quarter ended June 30, 2011. The Company paid a third quarter 2011 dividend of $0.44 per common share on October 20, 2011.

Third Quarter Earnings and Related Discussion

Capstead Mortgage Corporation, formed in 1985 and based in Dallas, Texas, is a self-managed real estate investment trust for federal income tax purposes. Capstead earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities issued and guaranteed by government-sponsored entities, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae. For the quarter ended September 30, 2011, the Company reported net interest margins on interest-earning assets of $45,019,000 compared to $47,300,000 for the quarter ended June 30, 2011. Total financing spreads averaged 1.47% during the third quarter of 2011, compared to 1.70% during the second quarter of 2011.

Yields on the Company’s interest-earning assets averaged 2.12% during the third quarter of 2011, a decline of 22 basis points from yields reported for the second quarter of 2011. The decline reflects lower coupon interest rates on a portion of the mortgage loans underlying the Company’s current-reset ARM securities that reset to more current rates, as well as higher levels of mortgage prepayments. Portfolio runoff averaged 19.3% on an annualized basis during the third quarter (a constant prepayment rate, or CPR of 16.9%) compared to 17.1% (a 14.6% CPR) during the second quarter of 2011.

Interest rates on all interest-bearing liabilities, including the Company’s long-term unsecured borrowings, averaged 0.65% during the third quarter of 2011, an increase of one basis point from average rates incurred during the second quarter of 2011. The Company’s repurchase arrangements and similar borrowings at September 30, 2011 totaled $11.09 billion consisting primarily of 30-day borrowings with 25 counterparties and rates averaging 0.27%, before consideration of interest rate swap agreements held for hedging purposes. At September 30, 2011 currently-paying swap positions held by the Company required paying fixed rates of interest averaging 0.98% on notional amounts totaling $4.0 billion with average remaining interest-payment terms of 11 months. Additionally, as of the end of the third quarter the Company had entered into forward-starting swap agreements with notional amounts totaling $1.3 billion that will begin requiring interest payments at fixed rates averaging 0.69% for two-year periods that commence on various dates between October 2011 and April 2012, with an average expiration of 26 months. Variable payments based on one- and three-month London Interbank Offered Rate (LIBOR) received by the Company under interest rate swap agreements tend to offset a significant portion of the interest owed on a like amount of the Company’s borrowings under repurchase arrangements.

During the third quarter of 2011 the Company’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and long-term unsecured borrowings (net of related investments in statutory trusts) increased by $54 million to $1.35 billion, primarily as a result of accretive capital raising activities. The Company acquired $1.35 billion (principal amount) of agency-guaranteed ARM securities during the third quarter contributing to a $816 million increase in the portfolio to $12.24 billion at quarter-end and a slight increase in portfolio leverage (borrowings under repurchase arrangements divided by long-term investment capital) to 8.21 to one at September 30, 2011 from 8.05 to one at June 30, 2011. The following table illustrates the progression of the Company’s portfolio of mortgage securities and similar investments for the quarter and nine months ended September 30, 2011 (in thousands):

	Quarter Ended September 30, 2011	Nine Months Ended September 30, 2011
Mortgage securities and similar investments, beginning of period	$11,424,161	$8,515,691
Increase in unrealized gains on securities classified as available-for-sale	26,118	56,565
Portfolio acquisitions (principal amount) at average purchased yields of 2.72% and 2.78%, respectively	1,349,999	5,061,442
Investment premiums on acquisitions	55,202	201,812
Portfolio runoff (principal amount)	(595,708)	(1,547,387)
Investment premium amortization	(19,672)	(48,023)

Mortgage securities and similar investments, end of period	$12,240,100	$12,240,100

Average mortgage securities and similar investments outstanding during the indicated periods	$11,609,545	$10,411,311

Common and Perpetual Preferred Equity Issuances

During the third quarter of 2011 Capstead raised $52 million in new common equity capital, after underwriting discounts and offering expenses, by issuing 3.9 million common shares at an average price of $13.22 per share, after expenses, through the Company’s at-the-market, continuous offering program. Year-to-date the Company has raised $195 million by issuing 14.9 million common shares at an average net price of $13.11 per share under this program. Additionally, the Company raised $2.3 million in new preferred equity capital through the issuance of 158,700 Series B preferred shares at an average price of $14.35 per share, after expenses. Year-to-date the Company has raised $2.9 million by issuing 204,300 Series B preferred shares at an average price of $14.37 per share, after expenses. The Company may raise additional capital in future periods using this program subject to market conditions and blackout periods associated with the dissemination of earnings and dividend announcements and other important company-specific news.

Book Value per Common Share

Nearly all of Capstead’s mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share. The fair value of these positions is impacted by market conditions, including changes in interest rates, and for mortgage securities, the availability of financing at reasonable rates and leverage levels, among other factors. The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency-guaranteed mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels. Because of these characteristics, the fair value of Capstead’s portfolio is considerably less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios that contain a significant amount of non-agency and/or fixed-rate mortgage securities. The following table illustrates the progression of book value per common share outstanding (calculated assuming liquidation preferences for the Series A and B preferred stock) for the quarter and nine months ended September 30, 2011:

	Quarter Ended September 30, 2011	Nine Months Ended September 30, 2011
Book value per common share, beginning of period	$12.46	$12.02
Accretion from capital transactions	0.04	0.21
Dividend distributions in excess of earnings	(0.02)	(0.05)
Increase in fair value of mortgage securities classified as available-for-sale	0.31	0.66
Decrease in fair value of interest rate swap agreements designated as cash flow hedges of:
Repurchase arrangements and similar borrowings	(0.03)	(0.08)
Unsecured borrowings	(0.26)	(0.26)

Book value per common share, end of period	$12.50	$12.50

Increase in book value per common share during the indicated periods	$0.04	$0.48

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “Market conditions remain favorable for investing in agency-guaranteed residential ARM securities on a leveraged basis, with attractive risk-adjusted returns achievable in today’s stable financing environment. During the third quarter we increased our portfolio by 7%, deploying $54 million in new equity capital raised under our continuous offering program. Portfolio leverage increased by a more modest 2% to 8.21 times our long-term investment capital. In our view, borrowing at current levels represents an appropriate and prudent use of leverage for an agency-guaranteed mortgage securities portfolio in today’s market conditions, particularly for a portfolio consisting predominantly of current-reset ARM securities.

“Mortgage prepayments during the third quarter remained at favorable levels, albeit somewhat higher than what we experienced during the previous quarter. This reflects the factors we articulated in our second quarter earnings release, namely, elevated prepayment rates on newer originations as a result of declining mortgage interest rates, while prepays on more seasoned securities will continue to be suppressed by low housing prices and credit problems being experienced by many of these borrowers.

“The fundamental difference between our investment portfolio and those of our peers is our focus on investing solely in ARM securities. At quarter-end these securities were backed by mortgages requiring borrowers to make payments predicated on rates averaging a relatively low 3.60%. Additionally, 73% of our portfolio was invested in ARM securities backed by mortgage loans that will reset in rate in less than eighteen months, typically to a lower interest rate in today’s environment. As a result, most borrowers with mortgage loans underlying securities in our portfolio lack the ability to meaningfully lower their mortgage payments even if they can overcome the other impediments to refinancing mentioned above. This holds true even for borrowers that will become eligible to refinance their mortgages under the recently announced revisions to the government’s Home Affordable Refinance Program. For these reasons, we expect prepays to remain largely in check in the fourth quarter as evidenced by our October portfolio runoff, which declined to 18.7% (a 16.3% CPR).

“With the lackluster performance of the economy and global economic headwinds, we believe the current interest rate environment will likely persist for some time. If this proves to be the case, we anticipate portfolio yields on our current-reset ARM securities will continue trending lower as coupon interest rates on the underlying mortgage loans reset to lower rates. We also expect that borrowing rates will remain relatively low with declining hedging costs providing some offset to declining portfolio yields.

“We remain confident in and focused on our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, October 27, 2011 at 8:30 a.m. ET. The conference call may be accessed by dialing toll free (877) 407-8033 in the U.S. and Canada or (201) 689-8033 for international callers. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days. A replay of the call will be available through November 24, 2011 by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 375546.

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	changes in legislation or regulation affecting the GSEs and similar federal government agencies and related guarantees;

•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940;

•	deterioration in credit quality and ratings of existing or future issuances of GSE or Ginnie Mae securities; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except ratios and per share amounts)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Mortgage securities and similar investments ($11.65 billion and $8.22 billion pledged under repurchase arrangements at September 30, 2011 and December 31, 2010, respectively)	$12,240,100	$8,515,691
Cash collateral receivable from interest rate swap counterparties	57,128	35,289
Interest rate swap agreements at fair value	338	9,597
Cash and cash equivalents	121,167	359,590
Receivables and other assets	115,709	76,078
Investments in unconsolidated affiliates	3,117	3,117

	$12,537,559	$8,999,362

Liabilities
Repurchase arrangements and similar borrowings	$11,087,863	$7,792,743
Cash collateral payable to interest rate swap counterparties	–	9,024
Interest rate swap agreements at fair value	36,704	16,337
Unsecured borrowings	103,095	103,095
Common stock dividend payable	37,676	27,401
Accounts payable and accrued expenses	21,121	23,337

	11,286,459	7,971,937

Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: $1.60 Cumulative Preferred Stock, Series A, 186 and 187 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively ($3,056 aggregate liquidation preference)	2,605	2,620
$1.26 Cumulative Convertible Preferred Stock, Series B, 16,024 and 15,819 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively ($182,349 aggregate liquidation preference)	179,639	176,703
Common stock - $0.01 par value; 250,000 shares authorized: 85,256 and 70,259 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	853	703
Paid-in capital	1,221,472	1,028,382
Accumulated deficit	(354,883)	(354,883)
Accumulated other comprehensive income	201,414	173,900

	1,251,100	1,027,425

	$12,537,559	$8,999,362

Long-term investment capital (Stockholders’ equity and Unsecured borrowings net of investments in related unconsolidated affiliates) (unaudited)	$1,351,078	$1,127,403
Portfolio leverage (Repurchase arrangements and similar borrowings divided by long-term investment capital) (unaudited)	8.21:1	6.91:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for the Series A and B preferred stock) (unaudited)	$12.50	$12.02

CAPSTEAD MORTGAGE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
Interest income:
Mortgage securities and similar investments	$62,890	$40,614	$179,167	$148,398
Other	59	111	230	338

	62,949	40,725	179,397	148,736

Interest expense:
Repurchase arrangements and similar borrowings	(15,744)	(11,096)	(41,772)	(35,610)
Unsecured borrowings	(2,186)	(2,186)	(6,560)	(6,560)
Other	–	—	(5)	—

	(17,930)	(13,282)	(48,337)	(42,170)

	45,019	27,443	131,060	106,566

Other revenue (expense):
Miscellaneous other revenue (expense)	(109)	(427)	(926)	(730)
Incentive compensation	(1,429)	(983)	(4,149)	(3,728)
Salaries and benefits	(1,631)	(1,425)	(5,004)	(4,531)
Other general and administrative expense	(911)	(999)	(2,939)	(3,902)

	(4,080)	(3,834)	(13,018)	(12,891)

Income before equity in earnings of unconsolidated affiliates	40,939	23,609	118,042	93,675
Equity in earnings of unconsolidated affiliates	64	64	194	194

Net income	$41,003	$23,673	$118,236	$93,869

Net income available to common stockholders:
Net income	$41,003	$23,673	$118,236	$93,869
Less cash dividends paid on preferred shares	(5,105)	(5,058)	(15,223)	(15,175)

	$35,898	$18,615	$103,013	$78,694

Net income per common share:
Basic	$0.43	$0.27	$1.33	$1.13
Diluted	0.43	0.27	1.32	1.12
Weighted average common shares outstanding:
Basic	83,682	69,736	77,391	69,490
Diluted	84,068	70,080	77,774	69,839
Cash dividends declared per share:
Common	$0.440	$0.260	$1.330	$1.120
Series A Preferred	0.400	0.400	1.200	1.200
Series B Preferred	0.315	0.315	0.945	0.945

CAPSTEAD MORTGAGE CORPORATION

FAIR VALUE ANALYSIS

(dollars in thousands, unaudited)

	September 30, 2011					December 31, 2010
	Principal Balance	Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Mortgage securities classified as available-for-sale: (a) (b)
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Current-reset ARMs	$7,951,940	$196,152	$8,148,092	$8,340,304	$192,212	$155,186
Longer-to-reset ARMs	2,449,499	88,678	2,538,177	2,563,845	25,668	17,407
Fixed-rate	102	–	102	110	8	14
Ginnie Mae:
Current-reset ARMs	567,017	10,402	577,419	585,125	7,706	7,633
Longer-to-reset ARMs	697,667	24,854	722,521	733,866	11,345	134

	$11,666,225	$320,086	$11,986,311	$12,223,250	$236,939	$180,374

Interest rate swap positions (c)			$5,400,000	$(36,366)	$(35,525)	$(6,474)

(a)	Unrealized gains and losses on mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Mortgage securities classified as held-to-maturity with a cost basis of $8 million and unsecuritized investments in residential mortgage loans with a cost basis of $9 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (see page 10 of this release for further information).

(c)	To help mitigate exposure to higher short-term interest rates, Capstead uses currently-paying and forward-starting one- and three-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements with two-year interest payment terms (or longer-term committed borrowings, if available at attractive rates and terms). Additionally, the Company has entered into three forward-starting swap agreements with notional amounts totaling $100 million and terms coinciding with the variable-rate terms of the Company’s unsecured borrowings that begin in 2015 and 2016 and end with their maturities in 2035 and 2036. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity and related hedge ineffectiveness recognized in Interest expense. As of September 30, 2011, these swap positions had the following characteristics (in thousands):

Period of Contract Expiration	Notional Amount	Average Fixed Rate Payment Requirement	Fair Value	Unrealized Gains (Losses)
Contracts hedging short-term interest rates:
Currently-paying contracts:
Fourth quarter 2011	$900,000	1.15%	$(778)	$(768)
First quarter 2012	800,000	1.10	(2,077)	(2,076)
Third quarter 2012	200,000	0.83	(701)	(694)
First quarter 2013	1,100,000	0.81	(5,925)	(5,591)
Second quarter 2013	700,000	0.96	(6,155)	(5,968)
Third quarter 2013	300,000	0.87	(2,390)	(2,179)

	4,000,000	0.98	(18,026)	(17,276)
Forward-starting contracts:

Fourth quarter 2013	800,000	0.78	(4,756)	(4,665)
First quarter 2014	200,000	0.60	(346)	(346)
Second quarter 2014	300,000	0.50	338	338

	$5,300,000		$(22,790)	$(21,949)

Forward-starting contracts hedging borrowing rates on long-term unsecured borrowings: 2035 and 2036	$100,000	4.09	$(13,576)	$(13,576)

After consideration of related swap positions, the Company’s mortgage investments portfolio and related borrowings under repurchase arrangements had durations of approximately 10 1/4 and 7 1/4 months as of September 30, 2011, respectively, for a net duration gap of approximately 3 months. Duration is a measure of market price sensitivity to interest rate movements.

CAPSTEAD MORTGAGE CORPORATION

YIELD/COST ANALYSIS

(dollars in thousands, unaudited)

	3rd Quarter 2011 Average (a)			2nd Quarter 2011 Average (a)
	Basis	Yield/Cost	Runoff	Basis	Yield/Cost	Runoff
Agency-guaranteed securities:
Fannie Mae/Freddie Mac:
Fixed-rate	$4,350	6.66%	11.0%	$4,549	6.49%	26.5%
ARMs	10,306,710	2.11	20.2	9,479,889	2.36	17.4
Ginnie Mae ARMs	1,285,708	2.57	11.7	1,104,040	2.54	13.4

	11,596,768	2.16	19.3	10,588,478	2.38	17.1

Unsecuritized residential mortgage loans:
Fixed-rate	3,328	6.62	7.1	3,375	6.50	5.1
ARMs	6,100	3.52	7.4	6,482	3.98	26.1

	9,428	4.61	7.3	9,857	4.84	20.8
Collateral for structured financings	3,349	7.54	3.6	3,384	7.88	10.2

	11,609,545	2.17	19.3	10,601,719	2.38	17.1
Other interest-earning assets (b)	275,854	0.09		196,281	0.12

	11,885,399	2.12		10,798,000	2.34

Secured borrowings based on:
30-day to 90-day interest rates, as adjusted for hedging transactions	10,806,280	0.57		9,798,257	0.55
Structured financings	3,349	7.54		3,384	7.88

	10,809,629	0.57		9,801,641	0.55
Other interest-paying liabilities (b)	96	0.08		3,482	0.10
Unsecured borrowings (c)	103,095	8.49		103,095	8.49

	10,912,820	0.65		9,908,218	0.64

Capital employed/total financing spread	$972,579	1.47		$889,782	1.70

(a)	Basis represents the Company’s average investment before unrealized gains and losses. Average asset yields, runoff rates, borrowing rates and resulting financing spreads are presented on an annualized basis.

(b)	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of cash collateral payable to interest rate swap counterparties.

(c)	Unsecured borrowings consist of junior subordinated notes with original terms of 30 years that were issued in 2005 and 2006 by Capstead to statutory trusts formed to issue $3 million of the trusts’ common securities to Capstead and to privately place $100 million of preferred securities to unrelated third party investors. Capstead reflects its investment in the trusts as unconsolidated affiliates and considers the unsecured borrowings, net of these affiliates, a component of its long-term investment capital.

CAPSTEAD MORTGAGE CORPORATION

RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS

(as of September 30, 2011)

(dollars in thousands, unaudited)

ARM Type (a)	Basis (b)	Net WAC (c)	Fully Indexed WAC (c)	Average Net Margins (c)	Average Periodic Caps (c)	Average Lifetime Caps (c)	Months To Roll (a)
Current-reset ARMs:
Fannie Mae Agency Securities	$5,943,071	2.52%	2.28%	1.70%	3.33%	10.16%	5.2
Freddie Mac Agency Securities	2,205,021	3.31	2.44	1.84	2.86	10.68	7.1
Ginnie Mae Agency Securities	577,419	2.69	1.66	1.51	1.02	9.70	6.8
Residential mortgage loans	6,023	3.48	2.38	2.05	1.53	10.99	4.6

	8,731,534	2.73	2.28	1.72	3.06	10.26	5.8

Longer-to-reset ARMs:
Fannie Mae Agency Securities	1,671,062	3.37	2.63	1.77	4.59	8.48	47.2
Freddie Mac Agency Securities	867,115	3.54	2.70	1.87	4.75	8.63	49.9
Ginnie Mae Agency Securities	722,521	3.47	1.65	1.51	1.02	8.49	40.0

	3,260,698	3.44	2.43	1.74	3.84	8.52	46.3

	$11,992,232	2.92	2.32	1.73	3.27	9.79	16.7

(a)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(b)	Basis represents the Company’s investment (unpaid principal balance plus unamortized investment premium) before unrealized gains and losses. As of September 30, 2011, the ratio of basis to related unpaid principal balance for the Company’s ARM securities was 102.74. This table excludes $4 million in fixed-rate Agency Securities, $3 million in fixed-rate residential mortgage loans and $3 million in private residential mortgage pass-through securities held as collateral for structured financings.

(c)	Net WAC, or weighted average coupon, is presented net of servicing and other fees and represents the cash yield inherent in the portfolio as of the indicated date before amortization of investment premiums. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average Net Margins represents the weighted average level over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime limits, or caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. ARM securities issued by the GSEs with initial fixed-rate periods of five years or longer typically have 500 basis point initial caps with 200 basis point periodic caps. Additionally, certain ARM securities held by the Company are subject only to lifetime caps. For presentation purposes, Average Periodic Caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less the current net WAC, for ARM securities subject only to lifetime caps. At quarter-end, 71% of current-reset ARMs were subject to periodic caps averaging 1.86%; 12% were subject to initial caps averaging 4.43%; and 17% were subject to lifetime caps, less the current net WAC, averaging 7.41%. All longer-to-reset ARM securities at September 30, 2011 were subject to initial caps.